Exhibit 4.1

CERTIFICATE NO. ****** Advanced Inhalation Therapies (AIT) Ltd. ORDINARY SHARES****** INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL CUSIP M0182P100 THIS CERTIFIES THAT * SPECIMEN *Is The Owner of ****** FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OFAdvanced Inhalation Therapies (AIT) Ltd. Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Dated: ****** ...0r <0-·,i:i.g..,. COUNTERSIGNED AND REGISTERED: VSTOCI< TRANSFER, LLC Transfer Agent and Registrar Chief Executive Officer